                                                                EXHIBIT 4(C)(15)

                                                                  EXECUTION COPY

                                                                 (COMERICA LOGO)

                                 April 30, 2005

Credit Acceptance Corporation
Suite 3000
25505 West Twelve Mile Road
Southfield, Michigan 48034

     Re: EXTENSION, WAIVER AND AMENDMENT under Third Amended and Restated
         Credit Acceptance Corporation Credit Agreement dated as of June 9, 2004, as amended by First Amendment dated as of December 10, 2004 ("Credit Agreement") by and among Credit Acceptance Corporation ("Company"), the Lenders which are parties thereto from time to time (each a "Bank" and collectively, the "Banks"), and Comerica Bank as Administrative Agent for the Banks (in such capacity, "Agent")

Ladies and Gentlemen:

     Reference is made to the Credit Agreement. Except as defined to the contrary herein, capitalized terms used in this Extension, Waiver and Amendment shall have the meanings given them in the Credit Agreement.

     You have indicated that, until certain accounting issues have been resolved with the Company's auditors (such issues, as outlined in your Request Letter and in the Company's press releases dated March 10, 2005 and April 11, 2005, the "Unresolved Accounting Issues"), the Company will be unable to complete its audited financial statements for the fiscal year ending December 31,2004 and to deliver those financial statements to the Banks as required under Section 7.3(b) of the Credit Agreement or to file the Company's 10-K report with the federal Securities and Exchange Commission as required under Section 7.3(f) of the Credit Agreement and under applicable law. Consequently, in your request letter ("Request Letter") dated April 18, 2005 (submitted to the Banks by e-mail), the Company has asked the Banks to agree to extend the time for the required delivery of its audited financial statements and to waive the defaults under the Credit Agreement resulting from the Company's failure to file its Form 10-K and for related waivers.

     The Company represents and warrants to Agent and the Banks, as a continuing representation and warranty until the Indebtedness under the Credit Agreement has been repaid and discharged in full and no commitment to extend any credit thereunder remains outstanding,

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Mr. Doug Busk
April 30, 2005
Page 2


that except as disclosed on Schedule 1 hereto ("Scheduled Waivers") it has obtained (directly or through a Subsidiary, as applicable) all of the waivers, extensions and/or amendments ("Other Waivers") in respect of (i) all agreements for borrowed money, (ii) all Permitted Securitizations and (iii) all other contractual obligations, the occurrence of a default under which could reasonably be expected to have a Material Adverse Effect, in each case, to address the Unresolved Accounting Issues so as to eliminate or continue to postpone the occurrence thereunder of any event of default or other event or consequence which could reasonably be expected to have a Material Adverse Effect as result of such issues.

     Based on the approval of the Majority Banks (attached to this letter), the Agent hereby confirms the following matters:

1. The Banks extend the time for delivery of the Company's audited financial statements under Section 7.3(b) of the Credit Agreement and the time for filing of the Company's Form 10-K under Section 7.3(f) of the Credit Agreement, in each case for its fiscal year ending December 31,2004, from April 30,2005 (as currently required thereunder) to May 31, 2005.

2. The Banks waive any Default or Event of Default due to the Company's failure to file its Form 10-K for its fiscal year ending December 31, 2004 arising or that may arise under any provision of the Credit Agreement or any of the other Loan Documents requiring the Company to file its Form 10-K on a timely basis, such waiver to be given retroactive effect to March 31, 2005, provided that the waiver under this paragraph shall expire (unless otherwise extended by the Majority Banks) on the earlier of May 31, 2005 or the date on which the Agent, at the direction or with the concurrence of the Majority Banks, terminates this Waiver by written notice to the Company ("Waiver Expiration Date") due to the Company's failure to obtain a Scheduled Waiver or upon any of the Other Waivers ceasing to be effective, unless replaced with a comparable Other Waiver. The Company agrees to notify the Agent and Banks in writing promptly upon becoming aware that any of the Other Waivers has ceased to be effective and shall deliver to the Agent, promptly following receipt thereof, a copy of any Scheduled Waiver or any replacement of an Other Waiver. In the event this Waiver ceases to be effective with respect to any of the defaults described above, (x) this Waiver shall satisfy any requirement that written notice of such defaults be provided to the Company pursuant to the terms of the Credit Agreement or the other Loan Documents before any remedies may be exercised in respect thereof and (y) any grace periods applicable to such defaults pursuant to the terms of the Credit Agreement and other Loan Documents shall be deemed to have commenced on April 30, 2005, regardless of this Waiver.

3. Until the Waiver Expiration Date, and notwithstanding Sections 7.2, 13.1 or any other provision of the Credit Agreement, (a) the Company shall not be required, to the extent of the Unresolved Accounting Issues, (i) to prepare its financial statements, projections and

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Mr. Doug Busk
April 30, 2005
Page 3


     similar financial information on a basis consistent with GAAP or (ii) to make any representation or warranty thereunder (or under any Request for Advance or similar document or instrument delivered pursuant to the Credit Agreement) that such financial statements, projections or similar financial information has been prepared on a basis consistent with GAAP, and (b) any misrepresentation, Default or Event of Default resulting from the Company's failure prior to the date hereof, to the extent of the Unresolved Accounting Issues, to report on a basis consistent with GAAP is hereby waived. The Company agrees and acknowledges that it shall continue to be obligated (without limitation) to deliver the financial reports and other information required (without limitation) under Section 7.3(c) of the Credit Agreement, certified by the chief financial officer of the Company on the same basis as set forth in condition (a) hereof.

4. The Banks also waive the Company's compliance with Section 7.3(i) of the Credit Agreement and any Default or Event of Default arising out of any failure by the Company to comply therewith prior to the date hereof, such waiver being given retroactive effect to the Effective Date of Credit Agreement; and agree with the Company that Section 7.3(i) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

          "(i) not more than once during the course of each fiscal year promptly following the written request of Agent, at the direction or with concurrence of the Majority Banks, updated Consolidated financial projections which shall reflect, among other things, any Future Debt or Permitted Securitizations contemplated to be incurred or made for the remaining portion of the then current fiscal year, and a Consolidated balance sheet and a Consolidated statement of projected income for each of the two succeeding fiscal years and a statement in reasonable detail specifying all material assumptions underlying such projections."

     This Extension, Waiver and Amendment shall become effective, according to the terms and as of the date hereof (except where given retroactive effect hereunder), upon satisfaction by the Company of the following conditions:

     (a) The Company shall have delivered to the Banks, prior to the proposed effective date of this Extension, Waiver and Amendment, a draft of its Form 10-K (as it would have been filed with the Securities and Exchange Commission) containing a Consolidated and Consolidating balance sheet, income statement and statement of cash flows of Company and its Subsidiaries for its fiscal year ending December 31,2004, certified by the chief financial officer of the Company as to consistency with prior financial reports and accounting periods (including the method of handling the Unresolved Accounting Issues, but excluding the restated tax items

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Mr. Doug Busk
April 30, 2005
Page 4


          discussed in the Company's March 10, 2005 press release), accuracy and fairness of presentation, and accompanied by a Covenant Compliance Report and a Borrowing Base Certificate;

     (b) Agent shall have received (i) counterpart originals of this Extension, Waiver and Amendment, in each case duly executed and delivered by the Company and its Subsidiaries, as applicable, and the Majority Banks, in form satisfactory to Agent and (ii) duly executed copies of the Other Waivers, other than the Scheduled Waivers, if any; and

     (c) Agent shall have received from a responsible senior officer of the Company a certification (i) that all necessary actions have been taken by the Company to authorize execution and delivery of this Extension, Waiver and Amendment, and that no consents or other authorizations of any third parties are required in connection therewith; and (ii) that, after giving effect to this Extension, Waiver and Amendment, no Default or Event of Default has occurred and is continuing on the proposed effective date of this Extension, Waiver and Amendment.

     The Company ratifies and confirms, as of the date hereof after giving effect to the waivers and amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.18, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties until the Indebtedness under the Credit Agreement has been repaid and discharged in full and no commitment to extend any credit thereunder remains outstanding.

     This Extension, Waiver and Amendment shall be governed by Michigan law and is limited to the specific matters described above and shall not be deemed to be a waiver of or consent to any other matter, including without limitation any failure to comply with any provision of the Credit Agreement or any other Loan Document or to comply with any financial covenant or any other reporting period, or to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions for Advances) or to constitute a waiver or release by the Lenders or the Agent of any right, remedy, Default or Event of Default under the Credit Agreement or any other Loan Documents, except as specifically set forth above. Furthermore, this Extension and Waiver shall not affect in any manner whatsoever any rights or remedies of the Banks with respect to any other non-compliance by the Company or any Guarantor with the Credit Agreement or the other Loan Documents, whether in the nature of a Default or an Event of Default, and whether now in existence or subsequently arising.

     By signing and returning a counterpart of this letter to the Agent, the Company acknowledges its acceptance of the terms of this letter.

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Mr. Doug Busk
April 30,2005
Page 5


                                        Very truly yours,

                                        COMERICA BANK, as Agent and as
                                        Collateral Agent


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

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Mr. Doug Busk
April 30, 2005
Page 6


Acknowledged and Agreed
on the 29th day of April, 2005

CREDIT ACCEPTANCE CORPORATION


By: /s/ Douglas W. Busk
    ---------------------------------
Its: Treasurer

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                      REAFFIRMATION OF OTHER LOAN DOCUMENTS

     Each of the undersigned hereby acknowledges that it is a party to the Domestic Guaranty, certain of the Collateral Documents and/or certain of the other Loan Documents, as the case may be, (collectively, the "Other Loan Documents") and that it has received and reviewed a copy of the foregoing Extension, Waiver and Amendment ("April 2005 Waiver") to which this Reaffirmation is attached. Each of the undersigned parties hereby ratifies and confirms such party's obligations under the Other Loan Documents to which it is a party, and agrees that such Other Loan Documents remain in full force and effect according to their respective terms after giving effect to the April 2005 Waiver, subject to no setoff, defense or counterclaim. Each of the undersigned parties confirms that this Reaffirmation is not required by the terms of the Other Loan Documents to which it is a party and need not be obtained in connection with this or any prior or future amendments, waivers or extensions of or under the Credit Agreement. Capitalized terms not otherwise defined herein will have the meanings given them in the Credit Agreement.

     Dated as of April 29th, 2005.

                                        AUTO FUNDING AMERICA OF NEVADA, INC.
                                        BUYERS VEHICLE PROTECTION PLAN, INC.
                                        CAC LEASING, INC.
                                        CREDIT ACCEPTANCE CORPORATION OF
                                           NEVADA, INC.
                                        CREDIT ACCEPTANCE CORPORATION OF
                                           SOUTH DAKOTA, INC.
                                        VEHICLE REMARKETING SERVICES, INC.


                                        By: /s/ Douglas W. Busk
                                            ------------------------------------
                                        Its: Treasurer

               [REAFFIRMATION TO EXTENSION, WAIVER AND AMENDMENT)

                       EXTENSION, WAIVER AND AUTHORIZATION

     The undersigned Bank, by signing below, approves the matters described in paragraphs 1 through 4 of this letter, and authorizes the Agent to execute and deliver the foregoing Extension and Waiver, in the form to which this Authorization is attached.

                                        ----------------------------------------
                                                         [Bank]


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------
                                        Date: April _______, 2005

                 [BANK SIGNATURE PAGE TO EXTENSION, WAIVER AND AMENDMENT]

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Mr. Doug Busk
April 30, 2005
Page 9


                  SCHEDULE 1 TO EXTENSION, WAIVER AND AMENDMENT
                                DATED APRIL 30, 2005

                                      NONE

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                      REAFFIRMATION OF OTHER LOAN DOCUMENTS

     Each of the undersigned hereby acknowledges that it is a party to the Domestic Guaranty, certain of the Collateral Documents and/or certain of the other Loan Documents, as the case may be, (collectively, the "Other Loan Documents") and that it has received and reviewed a copy of the foregoing Extension, Waiver and Amendment ("April 2005 Waiver") to which this Reaffirmation is attached. Each of the undersigned parties hereby ratifies and confirms such party's obligations under the Other Loan Documents to which it is a party, and agrees that such Other Loan Documents remain in full force and effect according to their respective terms after giving effect to the April 2005 Waiver, subject to no setoff, defense or counterclaim. Each of the undersigned parties confirms that this Reaffirmation is not required by the terms of the Other Loan Documents to which it is a party and need not be obtained in connection with this or any prior or future amendments, waivers or extensions of or under the Credit Agreement. Capitalized terms not otherwise defined herein will have the meanings given them in the Credit Agreement.

     Dated as of April 29, 2005.

                                        AUTO FUNDING AMERICA OF NEVADA, INC.
                                        BUYERS VEHICLE PROTECTION PLAN, INC.
                                        CAC LEASING, INC.
                                        CREDIT ACCEPTANCE CORPORATION OF
                                           NEVADA, INC.
                                        CREDIT ACCEPTANCE CORPORATION OF
                                           SOUTH DAKOTA, INC.
                                        VEHICLE REMARKETING SERVICES, INC.
                                        CAC (TCI), LTD,
                                        CAC REINSURANCE, LTD.


                                        By: /s/ Douglas W. Busk
                                            ------------------------------------
                                        Its: Treasurer

               [REAFFIRMATION TO EXTENSION, WAIVER AND AMENDMENT]